                                                                    EXHIBIT 99.1

Contact:  Jeffrey B. Bradley
          Chief Financial Officer
          Accord Networks Ltd.
          +1 (770) 641-4413
          jeff.bradley@accordnetworks.com
          -------------------------------


                   ACCORD NETWORKS ACHIEVES RECORD REVENUES
                     WITH 70 PERCENT GROWTH FOR YEAR 2000;
           PRO FORMA OPERATING INCOME UP 268 PERCENT YEAR OVER YEAR

Fourth Quarter Revenues Rose 71 Percent Over The Year Ago Quarter
Product Gross Margins Remain Above 75 Percent for Quarter and Year; Overall Gross Margins at 70 Percent for the Quarter and Year

Merger of Accord Networks and Polycom Scheduled to Close in The First Quarter of 2001

Atlanta, Georgia - February 7, 2001 -- Accord Networks Ltd. (Nasdaq: ACCD), the leading developer and manufacturer of award-winning video and voice networking products including the V2IPERA family - a product line of network switches, conference bridges, gateways and management systems - that empowers Rich Media Communications over IP, ATM and legacy networks, today announced record revenues and record Pro Forma net income for the fourth quarter and year ended December 31, 2000.

For the fourth quarter 2000, total revenues increased 71 percent to $13.5 million from $7.9 million for the same quarter in 1999. North American revenues represented 70 percent of total fourth quarter revenues with 30 percent generated in the rest of the world, in line with the Company's expectation. These results compare with 84 percent of revenues coming from North America and 16 percent from the rest of the world during the fourth quarter of 1999. Pro Forma operating income, before one-time charges, grew 104 percent from $321,000 in the 1999 fourth quarter to $655,000 in the fourth quarter of 2000. One-time charges in the fourth quarter of 2000 included a $5.9 million prepayment of all royalties owed to the Office of the Chief Scientist in Israel (OCS) and the Israel-U.S. Binational Industrial Research and Development foundation (BIRD). Royalties to OCS and BIRD were derived directly from the commercial success of Accord Networks' products resulting from that research and development funding. The Company believes that payment of the OCS and BIRD royalties enhance Accord's ability to generate improved earnings going forward by reducing expenses. Additional one-time charges of $2.8 million were incurred during the fourth quarter for the pending Polycom merger with Accord Networks. Pro Forma net income before the effects of the aforementioned one-time charges for the 2000 fourth quarter was a record $1.5 million, or $0.06 per diluted share, compared with $212,000, or $0.01 per diluted share, in 1999's fourth quarter. The reported fourth quarter net loss was $7.2 million, or $0.35 per diluted share, including the one-time charges mentioned above.

For the year ended December 31, 2000, Accord Networks' revenues grew by 70 percent to $42.3 million from $24.8 million in 1999. North American revenues represented 72 percent of total 2000 revenues with 28 percent generated in the rest of the world. Pro Forma operating income for 2000 rose 268 percent to $1.9 million from $506,000 in 1999. Pro Forma net income for the year was $3.4 million, or $0.17 per diluted share, compared with $364,000, or $0.02 per diluted share, a year ago. Pro Forma results for the 2000 year excluded a one-time charge of $6.5 million for the settlement of a lawsuit in the second quarter, $5.9 million of one-time royalty prepayments in the fourth quarter, and $2.8 million of one-time charges in the fourth quarter related to the pending acquisition by Polycom. Reflecting the combined one-time charges above, Accord Networks reported a net loss of $11.8 million, or $1.06 per diluted share, for the 2000 year.

Jules L. DeVigne, Chairman and CEO of Accord Networks, stated, "Our strong fourth quarter Pro Forma results were the culmination of Accord Networks progress throughout the year. Accord's growing customer base of over 450 clients in over 30 countries reflects strong demand for our technology's distinctive solutions. We reached or exceeded our major goals for 2000 including penetrating U.S. Government and educational markets, expanding geographically and growing profitably on a Pro Forma basis with high margins. In 2000, the company continued to penetrate the Pacific Rim with increasing sales in China, Vietnam, Taiwan, Korea, Singapore, Australia, Philippines and Japan. To continue to expand our IP leadership and penetrate new markets, we introduced in the third quarter of 2000 the V2IPERA product family that provides end-to-end solutions for IP and legacy networks. The first product introduced was the MGC-50 which is a full-feature, smaller version of the award winning MGC-100. We also announced two V2IPERA gateway products - an IP to IP gateway and an IP to ISDN gateway, both include firewall proxy capabilities. Accord, continuing to deliver an impressive range of new technology further introduced the award-winning WebCommander, a browser-based scheduling and control tool for users, as well as Outlook Commander, which allows customers to schedule video and voice sessions through the MicroSoft Outlook calendar. Important new partnerships were developed during 2000 with Nortel Networks, Verizon, SBC Communications, PictureTel, and VTEL.

"We believe that the outlook for the video and voice communications industry has never been better. We believe this is because of today's increased bandwidth, the widespread use of PCs and web browsers with IP everywhere, high-speed communications to homes and the SOHO markets, dramatically improved reliability and quality, and affordable endpoints. All of these factors combined have set the stage for the accelerated growth of video and voice communications."

Mr. DeVigne continued, "Accord has a bright future. The pending merger with Polycom should allow us to pursue our common goal of driving the growth of the video and voice markets via our complementary products and research and development teams. Accord Networks remains committed to supporting existing and future partners' products as well as new standards and technologies toward making video and voice communication as easy to use, as reliable and as fully featured as today's telephone i.e. call forwarding, transfer, mail, hold, etc."

During 2000, Accord Networks developed a number of major new customers. The following is a partial list of these new customers. In the US Government category, the US Department of Defense, Defense Intelligence Agency, multiple orders from the US Air Force, US Army, US Navy, as well as the US Mint and National Guard joined existing US Government clients in 2000. In the telecom service provider sector, AT&T, NTT, British Telecom, Cable & Wireless, BellSouth, Global TeleSystems, Globix, BBCOM, AboveNet and Netherlands PTT all selected Accord's products. Discovery Channel, Air France, MARS, Extreme Networks, Jiangsu Power, and Aetna U.S. Healthcare were enterprises in 2000 that began using the company's products. New healthcare and educational institutions that became customers in 2000 included Oklahoma State University's IP educational network, Louisiana State University Health Sciences Center, The University of Texas Health Center, Ohio Academic Research Network, and internationally, Hunter Area Health in Australia.

"We started the 2001 year in the best position Accord Networks has ever been in and are excited by the opportunities ahead of us," Mr. DeVigne concluded.

                             ACCORD NETWORKS LTD.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
              (In thousands, except share and per share amounts)

                                             Three Months Ended                       Twelve Months Ended
                                                 December 31,                              December 31,
                                     Pro Forma     Actual                      Pro Forma     Actual
                                       2000         2000         1999            2000         2000         1999
                                    -------------------------------------     -------------------------------------
                                    (Unaudited)  (Unaudited)  (Unaudited)     (Unaudited)   (Audited)    (Audited)
                                    -----------  -----------  -----------     -----------  -----------  -----------
REVENUES:
  Product sales                     $    12,336  $    12,336  $     7,364     $    39,125  $    39,125  $    23,366
  Support revenues                        1,212        1,212          561           3,127        3,127        1,469
                                    -----------  -----------  -----------     -----------  -----------  -----------
    Total revenues                       13,548       13,548        7,925          42,252       42,252       24,835
                                    -----------  -----------  -----------     -----------  -----------  -----------

COST OF REVENUES:
  Product sales                           3,073        3,073        1,714           9,407        9,407        5,329
  Support                                   975          975          690           3,142        3,142        2,181
                                    -----------  -----------  -----------     -----------  -----------  -----------
    Total cost of revenues                4,048        4,048        2,404          12,549       12,549        7,510
                                    -----------  -----------  -----------     -----------  -----------  -----------

GROSS PROFIT                              9,500        9,500        5,521          29,703       29,703       17,325

OPERATING EXPENSES:
  Research & development, net             2,653        2,653        1,044           8,126        8,126        4,109
  Selling & marketing                     4,695        4,695        2,615          13,868       13,868        8,250
  General & administrative                1,497        1,497        1,541           5,845        5,845        4,460
  Royalties prepayment                                 5,876                                     5,876
  Merger costs                                         2,835                                     2,835
  Litigation settlement costs                                                                    6,500
                                    -----------  -----------  -----------     -----------  -----------  -----------
    Total operating expenses              8,845       17,556        5,200          27,839       43,050       16,819
                                    -----------  -----------  -----------     -----------  -----------  -----------

OPERATING INCOME (LOSS)                     655       (8,056)         321           1,864      (13,347)         506

INTEREST AND OTHER
 INCOME (EXPENSES), net                     843          843         (109)          1,582        1,582         (142)
                                    -----------  -----------  -----------     -----------  -----------  -----------

NET INCOME (LOSS) FOR THE
  PERIOD                            $     1,498  $    (7,213) $       212     $     3,446  $   (11,765) $       364
                                    ===========  ===========  ===========     ===========  ===========  ===========

 Net Income (Loss) per share:
    Basic                           $      0.07  $     (0.35) $      0.15     $      0.31  $     (1.06) $      0.28
                                    ===========  ===========  ===========     ===========  ===========  ===========
    Diluted                         $      0.06  $     (0.35) $      0.01     $      0.17  $     (1.06) $      0.02
                                    ===========  ===========  ===========     ===========  ===========  ===========

Shares used in per share calculation:
    Basic                            20,445,329   20,445,329    1,442,384      11,133,521   11,133,521    1,318,410
                                    ===========  ===========  ===========     ===========  ===========  ===========
    Diluted                          23,409,370   20,445,329   17,538,034      20,620,983   11,133,521   16,092,564
                                    ===========  ===========  ===========     ===========  ===========  ===========

                             ACCORD NETWORKS LTD.
                          CONSOLIDATED BALANCE SHEETS
                                (In thousands)
                                                               December 31,
                                                                  2000
                                                               ------------
                                                                 (Audited)
                                                               ------------
                                    ASSETS

CURRENT ASSETS:
     Cash and cash equivalents                                  $ 16,088
     Short-term investments                                       32,013
     Trade accounts receivable, net                                6,737
     Trade note receivable, net                                      265
     Other receivables                                               380
     Inventories                                                   7,206
     Prepaid expenses and other current assets                     1,267
                                                                --------
     Total current assets                                         63,956
                                                                --------

FIXED ASSETS, NET:                                                 5,336
                                                                --------
OTHER ASSETS                                                       1,887
                                                                --------
     TOTAL ASSETS                                               $ 71,179
                                                                ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Trade payables                                             $  2,297
     Other accrued liabilities                                     9,273
                                                                --------
     Total current liabilities                                    11,570

LONG-TERM LIABILITIES:
     Accrued severance pay                                         1,540
     Other                                                            26
                                                                --------
     Total liabilities                                            13,136
                                                                --------

STOCKHOLDERS' EQUITY:
     Ordinary shares of NIS 0.01 par value                            58
     Warrants and options                                             38
     Additional paid-in capital                                   82,362
     Accumulated other comprehensive income                           70
     Accumulated deficit                                         (24,485)
                                                                --------
     Total common stockholders'                                   58,043
                                                                --------

     TOTAL Liabilities and Stockholders' Equity                 $ 71,179
                                                                ========

Accord Networks
---------------

Accord Networks is the leading manufacturer of video and voice networking products that empower Rich Media Communications over IP, ATM and ISDN networks. Accord's V2IPERA product line includes network switches, conference bridges, gateways and management systems. The Company's award winning technology makes it easy for two or more people to participate in Rich Media Communication sessions without having to know the technical characteristics of their network or their video- or voice- enabled system. These systems today could be an Internet telephone, regular telephone, video-PC or videoconferencing system. When integrated into a network solution, Accord's products are uniquely positioned to solve many problems faced by network designers today such as dealing with multiple speeds and feeds, multiple protocols, multiple networks and QoS issues. All of Accord's solutions are managed and controlled under a common management suite. Accord's solutions are used both by end users and by service providers who are offering outsourced solutions to end-users. Service providers offering these services include RBOCs, CLECs, ISPs and ASPs.

As well as being highly active on the industry bodies that drive new standards, Accord has repeatedly demonstrated its commitment to lead the industry with its own technology. For example, Accord's advanced transcoding technology is an industry first and is the underlying mechanism that makes Rich Media calls as easy to make as telephone calls. Other leading features such as allowing the caller to modify their screen layout to simultaneously display other callers' video streams and collaborative data windows further enhance the user's productivity. For more information visit the Accord web site at www.accordnetworks.com.
----------------------

Accord is a registered trademark of Accord Networks.

Certain statements in this press release constitute "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company. These forward-looking statements reflect management's expectations and are based upon currently available information. These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated. Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements. Important factors that could cause future events or actual results to differ materially include: quarterly fluctuations in results, general business conditions in the industry, risks associated with the expected closing of the previously announced acquisition of the company by Polycom, Inc. (such as the potential inability to satisfy the closing conditions, the risk of loss of resellers that currently compete with Polycom, potential difficulties in the assimilation of operations, strategies, technologies and products, the risk of quarterly fluctuations in results of the combined entity, the risk that the combined entity will not be able to manage future growth, sustain revenue growth rates, or retain and recruit executive and other personnel to successfully run and expand the combined company), widespread acceptance of rich media communications, changes in demand for products, including IP video and voice communications products, the timing of orders, management of growth, technological changes in the industry, successful development of technological advancements, provision of video and voice services by service providers, competition, general economic conditions and other risks identified from time to time in the company's reports filed with the Securities and Exchange Commission. Copies of such filings are also available upon request from Accord Networks' investor relations department.